EXHIBIT 23.1

The Board of Directors
United Surgical Partners International, Inc.

     The audits referred to in our reports dated April 21, 2000, include the related consolidated financial statement schedule as of December 31, 1999, and for the year then ended and the period from February 27, 1998 (inception) through December 31, 1998, included in the registration statement. The consolidated financial statement schedule is the responsibility of the Company's management. Our responsibility is to express an opinion on the consolidated financial statement schedule based on our audits. In our opinion, such consolidated financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly, in all material respects, the information set forth therein.

     We consent to the use of our reports included herein and to the reference to our firm under the headings "Selected Consolidated Financial and Other Data" and "Experts" in the prospectus.

                                               (signed) KPMG LLP

Dallas, Texas
February 9, 2001

                SCHEDULE II -- VALUATION AND QUALIFYING ACCOUNTS
                 FOR THE YEARS ENDED DECEMBER 31, 1998 AND 1999

ALLOWANCE FOR DOUBTFUL ACCOUNTS

                                                         ADDITIONS CHARGED TO:
                                         BALANCE AT     ------------------------
                                        BEGINNING OF    COSTS AND       OTHER                           OTHER        BALANCE AT
                                           PERIOD        EXPENSES      ACCOUNTS     DEDUCTIONS(1)     ITEMS(2)     END OF PERIOD
                                        ------------    ----------    ----------    --------------    ---------    --------------
1998................................     $  --             235,725        --            (46,623)      1,241,722      1,430,824
1999................................      1,430,824      1,231,396        --           (901,893)        981,222      2,741,549

(1) Accounts written off.

(2) Beginning balances for purchased businesses.

                   See accompanying Independent Auditors' report.